Exhibit 99.1

Investor Relations Contact:
Shanye Hudson, (510) 661-1714
shanye.hudson@seagate.com

Media Contact:
Gregory Belloni, (415) 235-9092
gregory.belloni@seagate.com

SEAGATE TECHNOLOGY REPORTS FOURTH QUARTER AND FISCAL YEAR 2020 FINANCIAL RESULTS
Fiscal Q4 2020 Highlights
–Revenue of $2.52 billion
–GAAP operating margin of 10.6%; non-GAAP operating margin of 14.8%
–GAAP diluted earnings per share (EPS) of $0.64; non-GAAP diluted EPS of $1.20
–Cash flow from operations of $388 million and free cash flow of $274 million
–Revenue from mass capacity storage markets increased 35% year-over-year and represented 63% of FQ4 HDD revenue

Fiscal Year 2020 Highlights
–Revenue of $10.51 billion
–GAAP operating margin of 12.4%; non-GAAP operating margin of 14.7%
–GAAP diluted EPS of $3.79; non-GAAP diluted EPS of $4.95
–Cash flow from operations of $1.7 billion and free cash flow of $1.1 billion
–Returned $1.5 billion to shareholders through dividends and share repurchases
–Revenue from mass capacity storage markets increased 25% year-over-year and represented 57% of annual HDD revenue

FREMONT, CA - July 28, 2020 - Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for its fourth quarter and fiscal year ended July 3, 2020.

“The June quarter was led by robust cloud and data center demand, which drove record exabyte shipments for our nearline mass capacity drives and strongly contributed to the Company’s overall revenue and solid free cash flow generation. However, continued economic uncertainty and COVID-19 related disruptions impacted demand in other key end markets including video and image applications, mission critical and consumer markets and also impacted profitability as we incurred higher logistics and labor costs which together weighed on our fourth quarter results,” said Dave Mosley, Seagate’s chief executive officer.

“We are focused on managing the business well and executing on what we can control. Fiscal 2020 marked a strong year of progress as we grew mass capacity storage revenue by 25% and increased our overall revenue. We executed our technology roadmap, strengthened our balance sheet and delivered on our capital return program. Entering fiscal year 2021, the level of macro uncertainty remains high and we will continue to carefully manage our cash and expenses. However, we anticipate demand across our end markets to improve within the next six months and currently model revenue to be fairly flat in fiscal year 2021, supported by the strength of our mass capacity product portfolio. Longer-term, the unabated growth in data at the edge and in the cloud is driving secular demand for mass capacity storage and we believe Seagate’s financial strength and innovative product portfolio position us well for these trends.”

Quarterly Financial Results

	GAAP		Non-GAAP
	FQ4 2020	FQ4 2019	FQ4 2020	FQ4 2019
Revenue ($M)	$2,517	$2,371	$2,517	$2,371
Gross Margin	26.5%	26.3%	27.3%	27.1%
Operating Margin	10.6%	14.0%	14.8%	13.2%
Net Income ($M)	$166	$983	$311	$265
Diluted Earnings Per Share	$0.64	$3.54	$1.20	$0.95

Annual Financial Results

	GAAP		Non-GAAP
	FY 2020	FY 2019	FY 2020	FY 2019
Revenue ($M)	$10,509	$10,390	10,509	$10,391
Gross Margin	27.0%	28.2%	27.7%	28.9%
Operating Margin	12.4%	14.3%	14.7%	15.8%
Net Income ($M)	$1,004	$2,012	$1,311	$1,474
Diluted Earnings Per Share	$3.79	$7.06	$4.95	$5.17

The Company generated $388 million in cash flow from operations and $274 million in free cash flow during the fiscal fourth quarter 2020. For fiscal year 2020, the Company generated $1.7 billion in cash flow from operations and $1.1 billion in free cash flow. Seagate maintained a healthy balance sheet and during the fiscal fourth quarter 2020, the Company paid cash dividends of $168 million and repurchased 1.1 million ordinary shares for $55 million. The Company restructured debt, increasing average debt maturity to nearly 7 years and reduced the amount payable in the next two fiscal years to approximately 6% of principal debt balance. The Company ended the fiscal year with cash and cash equivalents of $1.7 billion. There were 257 million ordinary shares issued and outstanding as of the end of the fiscal year.
All periods presented exclude share-based compensation from non-GAAP results. For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.
In the fiscal fourth quarter of 2019, results reflect a tax benefit of $702 million primarily due to a one-time deferred tax benefit resulting from a release of a valuation allowance related primarily to our U.S. deferred tax assets, which is reflected in GAAP Net Income, but excluded from Non-GAAP Net Income. This was driven by improvements in the Company’s profitability outlook in the U.S. including our efforts to structurally and operationally align our enterprise data solutions business with the rest of the Company.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.

Quarterly Cash Dividend
The Board of Directors of the Company (the “Board”) declared a quarterly cash dividend of $0.65 per share, which will be payable on October 7, 2020 to shareholders of record as of the close of business on September 23, 2020. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Business Outlook
The business outlook for the fiscal first quarter 2021 is based on our current assumptions and expectations; actual results may differ materially, as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.

The Company is providing the following guidance for its fiscal first quarter 2021:
•Revenue of $2.3 billion, plus or minus $200 million
•Non-GAAP diluted EPS of $0.85, plus or minus $0.15

Guidance regarding non-GAAP diluted EPS excludes known charges related to amortization of acquired intangible assets of $0.05 per share, estimated share-based compensation expenses of $0.11 per share and restructuring costs of $0.01 per share.

We have not reconciled our non-GAAP diluted EPS guidance for fiscal first quarter 2021 to the most directly comparable GAAP measure because material items that may impact these measures are out of our control and/or cannot be reasonably predicted, including, but not limited to, accelerated depreciation, impairment and other charges related to cost saving efforts, restructuring charges, strategic investment losses or impairment recognized, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available, but may be material to future results. A reconciliation of the non-GAAP diluted EPS guidance for fiscal first quarter 2021 to the corresponding GAAP measures is not available without unreasonable effort. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.

Investor Communications
Seagate management will hold a public webcast today at 2:00 p.m. Pacific / 5:00 p.m. Eastern that can be accessed on its Investor Relations website at investors.seagate.com.

An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.

About Seagate

Seagate crafts the datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered data management solutions with a focus on sustainable partnerships. Learn more about Seagate by visiting www.seagate.com or following us on Twitter, Facebook, LinkedIn, YouTube, and subscribing to our blog.

© 2020 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the Company’s plans, strategies and prospects, financial outlook for future periods, including the fiscal first quarter 2021, expectations regarding the Company’s products, our ability to ramp production, storage industry trends and market demand, shifts in technology, the Company’s ability to meet market and industry expectations and the effects of these future trends, the possible effects of the economic conditions worldwide resulting from the COVID-19 pandemic, and expectations on the Company’s business as well as dividend issuance plans for the fiscal quarter ending October 2, 2020 and beyond. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” "will continue," "can," "could" or the negative of these words, variations of these words and comparable terminology. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended June 28, 2019 filed with the U.S. Securities and Exchange Commission (“SEC”) on August 2, 2019, and in our Quarterly Reports on Form 10-Q filed with the SEC on November 1, 2019, February 5, 2020 and April 30, 2020. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended July 3, 2020. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

SEAGATE TECHNOLOGY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	July 3, 2020	June 28, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,722	$2,220
Accounts receivable, net	1,115	989
Inventories	1,142	970
Other current assets	135	184
Total current assets	4,114	4,363
Property, equipment and leasehold improvements, net	2,129	1,869
Goodwill	1,237	1,237
Other intangible assets, net	58	111
Deferred income taxes	1,120	1,114
Other assets, net	272	191
Total Assets	$8,930	$8,885
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,808	$1,420
Accrued employee compensation	224	169
Accrued warranty	69	91
Current portion of long-term debt	19	—
Accrued expenses	602	552
Total current liabilities	2,722	2,232
Long-term accrued warranty	82	104
Long-term accrued income taxes	2	4
Other non-current liabilities	181	130
Long-term debt, less current portion	4,156	4,253
Total Liabilities	7,143	6,723

Total Equity	1,787	2,162
Total Liabilities and Equity	$8,930	$8,885

SEAGATE TECHNOLOGY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	For the Three Months Ended		For the Fiscal Years Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
	(unaudited)		(unaudited)
Revenue	$2,517	$2,371	$10,509	$10,390

Cost of revenue	1,850	1,747	7,667	7,458
Product development	222	241	973	991
Marketing and administrative	112	108	473	453
Amortization of intangibles	3	6	14	23
Restructuring and other, net	63	(63)	82	(22)
Total operating expenses	2,250	2,039	9,209	8,903

Income from operations	267	332	1,300	1,487

Interest income	1	17	20	84
Interest expense	(49)	(55)	(201)	(224)
Other, net	(59)	(3)	(87)	25
Other expense, net	(107)	(41)	(268)	(115)

Income before income taxes	160	291	1,032	1,372
(Benefit) provision for income taxes	(6)	(692)	28	(640)
Net income	$166	$983	$1,004	$2,012

Net income per share:
Basic	$0.65	$3.57	$3.83	$7.13
Diluted	0.64	3.54	3.79	7.06
Number of shares used in per share calculations:
Basic	257	275	262	282
Diluted	260	278	265	285

Cash dividends declared per ordinary share	$0.65	$0.63	$2.58	$2.52

SEAGATE TECHNOLOGY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	For the Fiscal Years Ended
	July 3, 2020	June 28, 2019
	(unaudited)
OPERATING ACTIVITIES
Net income	$1,004	$2,012
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	379	541
Share-based compensation	109	99
Loss on redemption and repurchase of debt	58	—
Deferred income taxes	(6)	(690)
Other non-cash operating activities, net	52	(97)
Changes in operating assets and liabilities:
Accounts receivable, net	(127)	204
Inventories	(166)	80
Accounts payable	394	(268)
Accrued employee compensation	55	(84)
Accrued expenses, income taxes and warranty	(39)	(81)
Other assets and liabilities	1	45
Net cash provided by operating activities	1,714	1,761
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(585)	(602)
Proceeds from the sale of assets	1	144
Proceeds from settlement of foreign currency forward exchange contracts	—	29
Proceeds from redemption of debt security	—	1,283
Purchases of investments	(58)	(18)
Proceeds from sale of strategic investments	7	10
Net cash (used in) provided by investing activities	(635)	846
FINANCING ACTIVITIES
Redemption and repurchase of debt	(1,137)	(819)
Dividends to shareholders	(673)	(713)
Repurchases of ordinary shares	(850)	(963)
Taxes paid related to net share settlement of equity awards	(40)	(31)
Net proceeds from issuance of long-term debt	994	245
Proceeds from issuance of ordinary shares under employee stock plans	103	69
Other financing activities, net	(2)	—
Net cash used in financing activities	(1,605)	(2,212)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	(1)	(1)
(Decrease) increase in cash, cash equivalents and restricted cash	(527)	394
Cash, cash equivalents and restricted cash at the beginning of the year	2,251	1,857
Cash, cash equivalents and restricted cash at the end of the year	$1,724	$2,251

Use of non-GAAP financial information

The Company uses non-GAAP measures of adjusted revenue, gross margin, gross margin as a percentage of revenue, operating expenses, income from operations, operating margin as a percentage of revenue, net income, diluted EPS, and free cash flow, which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that it believes are not indicative of its core operating results and because it is similar to the approach used in connection with the financial models and estimates published by financial analysts who follow the Company. Free cash flow does not reflect all of the Company's expenses and non-cash items, and does not reflect the Company's uses of cash in financing and investing activities.

These non-GAAP results are some of the measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts and gross margin)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
GAAP Revenue	$2,517	$2,371	$10,509	$10,390
Adjustment to discontinued products	—	—	—	1
Non-GAAP Revenue	$2,517	$2,371	$10,509	$10,391

GAAP Gross Margin	667	$624	$2,842	$2,932
Adjustment to discontinued products	—	—	—	1
Accelerated depreciation, impairment and other charges related to cost saving efforts	3	—	3	—
Amortization of acquired intangible assets	9	12	38	52
Share-based compensation	7	6	27	23
Other charges	—	—	—	(1)
Non-GAAP Gross Margin	$686	$642	$2,910	$3,007

GAAP Gross Margin	26.5%	26.3%	27.0%	28.2%
Non-GAAP Gross Margin	27.3%	27.1%	27.7%	28.9%

GAAP Operating Expenses	$400	$292	$1,542	$1,445
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	—	(2)
Amortization of acquired intangible assets	(2)	(5)	(11)	(19)
Restructuring and other, net	(63)	63	(82)	22
Share-based compensation	(22)	(20)	(82)	(76)
Other charges	—	—	(5)	—
Non-GAAP Operating Expenses	$313	$330	$1,362	$1,370

GAAP Income From Operations	$267	$332	$1,300	$1,487
Adjustment to discontinued products	—	—	—	1
Accelerated depreciation, impairment and other charges related to cost saving efforts	3	—	3	2
Amortization of acquired intangible assets	11	17	49	71
Restructuring and other, net	63	(63)	82	(22)
Share-based compensation	29	26	109	99
Other charges	—	—	5	(1)
Non-GAAP Income From Operations	$373	$312	$1,548	$1,637

GAAP Operating Margin	10.6%	14.0%	12.4%	14.3%
Non-GAAP Operating Margin	14.8%	13.2%	14.7%	15.8%

SEAGATE TECHNOLOGY PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts and gross margin)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
GAAP Net Income	$166	$983	$1,004	$2,012
Adjustment to discontinued products	—	—	—	1
Accelerated depreciation, impairment and other charges related to cost saving efforts	3	—	3	2
Amortization of acquired intangible assets	11	17	49	71
Restructuring and other, net	63	(63)	82	(22)
Losses and costs recognized on the modification or early redemption and repurchase of debt	32	—	62	—
Strategic investment losses or impairment recognized	19	—	20	2
Share-based compensation	29	26	109	99
Other charges	1	4	5	3
Income tax adjustments	(13)	(702)	(23)	(694)
Non-GAAP Net Income	$311	$265	$1,311	$1,474

Shares used in diluted net income per share calculation	260	278	265	285
GAAP Diluted Net Income Per Share	$0.64	$3.54	$3.79	$7.06
Non-GAAP Diluted Net Income Per Share	$1.20	$0.95	$4.95	$5.17

GAAP Net Cash Provided by Operating Activities	$388	$448	$1,714	$1,761
Acquisition of property, equipment and leasehold improvements	114	151	585	602
Free Cash Flow	$274	$297	$1,129	$1,159

The Company’s Non-GAAP measures are adjusted for the following items:

Adjustment to discontinued products
These adjustments relate to sales of certain discontinued products or changes in sales provision for discontinued products. These adjustments are inconsistent in amount and frequency and are excluded in the non-GAAP measures as these adjustments are not indicative of the underlying ongoing operating performance.

Accelerated depreciation, impairment and other charges related to cost saving efforts
These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency and are excluded to facilitate a more meaningful evaluation of the Company’s current operating performance and comparison to its past periods’ operating performance.

Amortization of acquired intangible assets
The Company records expense from amortization of intangible assets that were acquired in connection with its business combinations over their estimated useful lives. Such charges are inconsistent in size and are significantly impacted by the timing and magnitude of the Company’s acquisitions. Consequently, these expenses are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.

Share-based compensation
As disclosed in the Company’s fiscal fourth quarter 2019 earnings release, share-based compensation expense is excluded from its non-GAAP results. These expenses consist primarily of expenses for employee share-based compensation. Given the variety of equity awards used by companies, the varying methodologies for determining share-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding share-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the Company’s peers, a majority of whom also exclude share-based compensation expense from their non-GAAP results.

Other charges
The other charges primarily include impairments or write-offs of other assets and certain discontinued inventory and expense related to disposed business. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.

Restructuring and other, net
Restructuring and other, net are costs associated with restructuring plans that are primarily related to costs associated with reduction in the Company’s workforce, exiting certain facilities and other related costs. These also exclude charges or gains from sale of properties. These costs or benefits do not reflect the Company’s ongoing operating performance and consequently are excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.

Losses and costs recognized on the modification or early redemption and repurchase of debt
From time to time, the Company incurs losses and fees from the early redemption and repurchase of certain long-term debt instruments. The losses represent the difference between the reacquisition costs and the par value of the debt extinguished. Other fees include any new fees associated with a modification and the write-off of any unamortized debt issuance costs associated with an extinguishment of debt. The amount of these charges may be inconsistent in size and varies depending on the timing of the repurchase of debt and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.

Strategic investment losses or impairment recognized
From time to time, the Company incurs losses or gains from strategic investments accounted for under the equity method of accounting or records impairment charges which are not considered as part of its ongoing operating performance. The resulting expense or gain is inconsistent in amount and frequency and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.

Income tax adjustments
Provision or benefit for income taxes represents the tax effects of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction.

Free cash flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company's sources of liquidity, capital structure and operating performance.